UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 21, 2007
Date of Report - (Date of earliest event reported)

PARAMOUNT ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-51518	20-2938469
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

787 7th Avenue, 48th Floor
New York, NY 10019
(Address of principal executive offices) (Zip Code)

(212) 554-4300
(Registrant’s telephone number)

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02               Termination of a Material Definitive Agreement

On August 25, 2006, Paramount Acquisition Corp., a Delaware corporation (“Paramount”), entered into a Contribution Agreement (the “Contribution Agreement”) among Paramount, BioValve Technologies Inc. (“BioValve”), BTI Tech, Inc., a wholly-owned subsidiary of BioValve (“BTI”), and Valeritas LLC (“Valeritas”).  Upon the closing of the Contribution Agreement, Paramount would have acquired approximately 58% of the membership units of Valeritas.  Valeritas is a wholly-owned subsidiary of BioValve,

On January 22, 2007, Paramount announced that Paramount and BioValve have determined that it will not be possible to consummate the transaction by the outside date provided for in the Contribution Agreement.  As a result, Paramount and BioValve determined that it is in each of their respective best interests to terminate the Contribution Agreement.  Paramount, BioValve, BTI and Valeritas entered into a Termination and Mutual Release dated as of January 21, 2007 (the “Termination and Mutual Release”).  A copy of the Termination and Mutual Release is attached to this Current Report as Exhibit 10.1 and is incorporated herein by reference.

Consistent with its charter, Paramount intends to aggressively seek a suitable operating business in the healthcare industry for a merger, capital stock exchange, asset acquisition or other similar business combination.

A copy of the press release announcing the termination of the Contribution Agreement is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01               Other Events

Dr. Lindsay Rosenwald, chairman of the board of directors, J. Jay Lobell, chief executive officer and member of the board of directors, and Isaac Kier, a member of the board of directors, intend to establish personal warrant purchase plans conforming to Rule 10b5-1 of the Securities Exchange Act of 1934.  These Rule 10b5-1 plans are expected to commence on January 24, 2007.  Under the plans, Dr. Rosenwald, Mr. Lobell and Mr. Kier will collectively purchase an additional 1,000,000 warrants at prevailing marked prices up to $.64 per warrant, the last sale price of the warrants on January 19.  The warrant purchase plans will be subject to certain limitations, including that Dr. Rosenwald, Mr. Lobell and Mr. Kier, collectively, will not collectively acquire more than 100,000 warrants in any one day, or 250,000 warrants in any single week.  The plans terminate upon the purchase by Dr. Rosenwald, Mr. Lobell and Mr. Kier, collectively, of 1,000,000 warrants under the plan or on March 30, 2007, whichever occurs first.

Item 9.01               Financial Statements and Exhibits.

(c) Exhibits

10.1         Termination and Mutual Release, dated as of January 21, 2007.

99.1         Press Release, dated January 22, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT ACQUISITION CORP.

	By:	/s/ J. JAY LOBELL
Name: J. Jay Lobell
Title: Chief Executive Officer

Dated: January 22, 2007

Exhibit Index

Exhibit No.
10.1	Termination and Mutual Release, dated as of January 21, 2007.
99.1	Press Release, dated January 22, 2007.